EXHIBIT 99.1

News Release

First Solar, Inc. Announces Second Quarter 2024 Financial Results
•Net sales of $1.0 billion
•Net income per diluted share of $3.25
•Net cash balance of $1.2 billion
•Maintain full-year 2024 guidance
•YTD net bookings of 3.6 GW; 0.9 GW since first quarter earnings call with an average selling price of 31.6 cents per watt, excluding adjusters and India domestic sales
•Expected sales backlog of 75.9 GW

TEMPE, Ariz., July 30, 2024 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the second quarter ended June 30, 2024.

Net sales for the second quarter were $1.0 billion, an increase of $0.2 billion from the prior quarter. The increase was primarily driven by an increase in the volume of modules sold and an increase in the average selling price per watt of our modules.

The Company reported second quarter net income per diluted share of $3.25, compared to net income per diluted share of $2.20 in the first quarter of 2024.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the second quarter, decreased to $1.2 billion from $1.4 billion at the end of the prior quarter. The decrease was primarily a result of capital expenditures associated with our new U.S. factories in Alabama and Louisiana along with the repayment of working capital loans in India, partially offset by increased operating cash flows from our modules business.

“We are pleased with our financial and operational execution through the first half of this year as we continue to deliver on our commitments,” said Mark Widmar, CEO of First Solar. “Our balanced approach to growth, profitability, and liquidity, combined with multiple technological and business model points of differentiation is enabling us to deliver value for both our customers and our shareholders”.

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Our 2024 guidance remains unchanged. The complete 2024 guidance is as follows:

	Prior	Current
Net Sales (1)	$4.4B to $4.6B	Unchanged
Gross Margin (1) (2)	$2.0B to $2.1B	Unchanged
Operating Expenses (1) (3)	$455M to $485M	Unchanged
Operating Income (1) (4)	$1.5B to $1.6B	Unchanged
Earnings per Diluted Share (1)	$13.00 to $14.00	Unchanged
Net Cash Balance (5)	$0.6B to $0.9B	Unchanged
Capital Expenditures	$1.8B to $2.0B	Unchanged
Volume Sold (1)	15.6GW to 16.3GW	Unchanged
——————————
(1)From a second half earnings cadence perspective, we anticipate our net sales and cost of sales profile, excluding the advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code (“Section 45X tax credit”), to be approximately 40 % in the third quarter and 60% in the fourth quarter. We forecast Section 45X tax credits of approximately $240 million in the third quarter and $335 million in the fourth quarter. With an operating expense profile roughly evenly split across the remainder of the year, this results in a forecasted earnings per share profile of approximately 40% in the third quarter of the year and 60% in the fourth quarter.
(2)Assumes $40 million to $60 million of ramp costs and $1.0 billion to $1.05 billion of Section 45X tax credits
(3)Assumes $70 million to $80 million of production start-up expense
(4)Assumes $110 million to $140 million of production start-up expense and ramp costs, and $1.0 billion to $1.05 billion of Section 45X tax credits
(5)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2024

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to certain factors related to the Inflation Reduction Act of 2022 (the “IRA”). Among other things, such factors include (i) the total Section 45X tax credit and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s second quarter 2024 financial results, 2024 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, July 30, 2024, at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. A replay of the webcast will be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar is a leading American solar technology company and global provider of responsibly produced eco-efficient solar modules advancing the fight against climate change. Developed at research and development labs in California and Ohio, the Company’s advanced thin film photovoltaic (“PV”) modules represent the next generation of solar technologies, providing a competitive, high-performance, lower-carbon alternative to conventional crystalline silicon PV panels. From raw material sourcing and manufacturing through end-of-life module recycling, First Solar’s approach to technology embodies sustainability and a responsibility towards people and the planet. For more information, please visit www.firstsolar.com.

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For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for our technology; increased research and development investment; new domestic and international capacity coming online; production and delivery of our modules; our financial guidance for 2024, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted share, net cash balance, capital expenditures, expected earnings cadence, volume sold, shipments, bookings, products and our business and financial objectives for 2024; the availability of benefits under certain production linked incentive programs, and the impact of the IRA including the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the reduction, elimination, expiration or introduction of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; the passage of legislation intended to encourage renewable energy investments through tax credits, such as the IRA; the impact of the IRA on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments or interpretations of the law; interest rate fluctuations and both our and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the production of bifacial solar modules and the implementation of our Copper Replacement (“CuRe”) program; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program or otherwise as required by laws and regulations; supply chain disruptions; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cybersecurity incidents including breaches or outages of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to construct new production facilities to support new product lines in line with anticipated timing; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social and governance matters; our ability to avoid manufacturing interruptions, including during the ramp of our manufacturing facilities; our ability to attract and retain key executive officers and associates; the severity and duration of public health threats, including the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of

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Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,702,913	$1,946,994
Marketable securities	37,430	155,495
Accounts receivable trade, net	647,565	660,776
Government grants receivable, net	6,034	659,745
Inventories	1,027,872	819,899
Other current assets	527,109	391,900
Total current assets	3,948,923	4,634,809
Property, plant and equipment, net	5,139,000	4,397,285
Deferred tax assets, net	201,801	142,819
Restricted marketable securities	200,243	198,310
Government grants receivable	607,086	152,208
Goodwill	28,834	29,687
Intangible assets, net	59,267	64,511
Inventories	273,977	266,899
Other assets	555,124	478,604
Total assets	$11,014,255	$10,365,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$230,894	$207,178
Income taxes payable	81,172	22,134
Accrued expenses	540,126	524,829
Current portion of debt	140,175	96,238
Deferred revenue	689,468	413,579
Other current liabilities	90,794	42,200
Total current liabilities	1,772,629	1,306,158
Accrued solar module collection and recycling liability	134,803	135,123
Long-term debt	418,725	464,068
Deferred revenue	1,258,880	1,591,604
Other liabilities	173,821	180,710
Total liabilities	3,758,858	3,677,663
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,045,972 and 106,847,475 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	107	107
Additional paid-in capital	2,886,569	2,890,427
Accumulated earnings	4,557,038	3,971,066
Accumulated other comprehensive loss	(188,317)	(174,131)
Total stockholders’ equity	7,255,397	6,687,469
Total liabilities and stockholders’ equity	$11,014,255	$10,365,132

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net sales	$1,010,482	$794,108	$810,673	$1,804,590	$1,358,959
Cost of sales	511,593	448,105	500,253	959,698	936,488
Gross profit	498,889	346,003	310,420	844,892	422,471
Operating expenses:
Selling, general and administrative	46,560	45,827	46,328	92,387	90,356
Research and development	51,937	42,742	36,745	94,679	67,255
Production start-up	27,451	15,408	23,377	42,859	42,871
Litigation loss	430	—	35,590	430	35,590
Total operating expenses	126,378	103,977	142,040	230,355	236,072
Gain on sales of businesses, net	—	1,115	135	1,115	118
Operating income	372,511	243,141	168,515	615,652	186,517
Foreign currency loss, net	(9,649)	(2,858)	(4,652)	(12,507)	(10,599)
Interest income	24,599	27,245	25,026	51,844	50,848
Interest expense, net	(9,765)	(9,210)	(1,415)	(18,975)	(2,163)
Other (expense) income, net	(565)	(2,799)	997	(3,364)	(459)
Income before taxes	377,131	255,519	188,471	632,650	224,144
Income tax expense	(27,775)	(18,903)	(17,892)	(46,678)	(11,004)
Net income	$349,356	$236,616	$170,579	$585,972	$213,140

Net income per share:
Basic	$3.26	$2.21	$1.60	$5.48	$2.00
Diluted	$3.25	$2.20	$1.59	$5.45	$1.99
Weighted-average number of shares used in per share calculations:
Basic	107,042	106,910	106,827	107,011	106,791
Diluted	107,525	107,407	107,278	107,502	107,256

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$585,972	$213,140
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation, amortization and accretion	187,921	140,560
Share-based compensation	15,191	15,011
Deferred income taxes	(58,399)	(42,607)
Gain on sales of businesses, net	(1,115)	(118)
Other, net	1,650	(8,843)
Changes in operating assets and liabilities:
Accounts receivable, trade	29,613	(177,591)
Inventories	(215,493)	(131,625)
Government grants receivable	205,528	(225,121)
Other assets	(168,363)	(96,617)
Income tax receivable and payable	3,774	(20,090)
Accounts payable and accrued expenses	(113,255)	(42,994)
Deferred revenue	(12,499)	211,721
Other liabilities	212	40,898
Net cash provided by (used in) operating activities	460,737	(124,276)
Cash flows from investing activities:
Purchases of property, plant and equipment	(778,618)	(753,656)
Purchases of marketable securities and restricted marketable securities	(1,113,826)	(2,492,495)
Proceeds from sales and maturities of marketable securities	1,224,167	2,538,069
Acquisitions, net of cash acquired	—	(35,540)
Other investing activities	(7,697)	—
Net cash used in investing activities	(675,974)	(743,622)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	110,395	246,825
Repayment of debt	(111,375)	—
Payments of tax withholdings for restricted shares	(19,148)	(30,247)
Contingent consideration payment and other financing activities	(7,527)	—
Net cash (used in) provided by financing activities	(27,655)	216,578
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(5,600)	2,454
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(248,492)	(648,866)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,965,069	1,493,462
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$1,716,577	$844,596
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$402,263	$183,482
Proceeds to be received from asset-based government grants	$158,908	$—
Acquisitions funded by liabilities and contingent consideration	$11,000	$18,686

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